                              FACSIMILE COVER SHEET

                            for use in submitting the

                ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS OF
                             MERCATOR GENETICS, INC.

                                     URGENT

TO:

     Michele Phua
     Mercator Genetics, Inc.
     Fax Number:  (415) 614-0651
     Main or Confirming Number:  (415) 617-0880




**After sending a facsimile copy of your Consent, send by OVERNIGHT COURIER OR HAND-DELIVER your signed original Written Consent to the following address:


     Mercator Genetics, Inc.
     4040 Campbell Avenue
     Menlo Park, CA 94025

     Attention:  Michele Phua

              ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

                                       of

                             MERCATOR GENETICS, INC.

     Each of the undersigned stockholders of Mercator Genetics, Inc., a Delaware corporation (the "Company"), in accordance with Section 228 of the Delaware General Corporation Law and the Bylaws of the Company, with respect to all of the shares of Common Stock and Preferred Stock of the Company of which each of them respectively was the record holder on the Record Date (as defined in the accompanying Information Statement/Prospectus), hereby authorizes the taking of the following actions and adoption of the following resolutions, in lieu of and without a meeting:

          1. RESOLVED: That the Agreement and Plan of Reorganization dated as of February 14, 1997, as amended (the "Reorganization Agreement"), by and between Progenitor, Inc., a Delaware corporation ("Progenitor"), MG Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Progenitor ("Merger Sub"), and the Company, and the related Agreement of Merger to be entered into by Merger Sub and the Company, pursuant to which Merger Sub will be merged with and into the Company with the Company as the surviving corporation (the "Reorganization"), are hereby approved, adopted and ratified.

          2. RESOLVED: That the Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") of the Company, pursuant to which the Certificate of Incorporation, as amended and restated to date, of the Company is amended to provide that (i) the amount to which any outstanding shares of the Common Stock or Preferred Stock of the Company will be entitled in the Reorganization will be equal to the amount specified in the Reorganization Agreement, and (ii) the Company's Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the agreements related thereto, as such amendment is set forth in Appendix G to the accompanying Information Statement/Prospectus, is hereby approved, adopted and ratified.

          3. RESOLVED: That any and all actions heretofore taken by the officers of the Company within the terms of any of the foregoing resolutions are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of the Company, and that the officers of the Company be and they hereby are authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other action as they deem necessary or desirable to carry out the purposes and intent of the above resolutions.

     Each of the undersigned stockholders, by executing this Written Consent, confirms receipt of the accompanying Information Statement/Prospectus and such stockholder's review of the information contained therein. Each of the undersigned stockholders further acknowledges that as a result of signing this Written Consent such stockholder waives any and all rights to dissent from the proposed Reorganization or to seek appraisal rights in respect thereof.

     This Written Consent shall be effective on and as of the date first above written and shall be filed with the records of the meetings of the stockholders of the Company. This Written Consent may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.

     Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, officer, trustee or guardian, please give full title as such.


Dated:                , 1997
      ----------------


----------------------------
(Signature)



----------------------------
(Signature (if jointly held)

Type and Number of Shares Held:

     1.  Common Stock:    Shares
                       ---

     2.  Preferred Stock, Series A:        Shares
                                     ------

     3.  Preferred Stock, Series B:        Shares
                                     ------

     4.  Preferred Stock, Series C:        Shares
                                     ------